Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-82940

333-82940-01

333-82940-02

Prospectus supplement

(To prospectus dated July 24, 2003)

4,550,000 shares

[LOGO OF PUGET ENERGY]

Common stock

Puget Energy, Inc. is directly selling 4,550,000 shares of common stock with the related preferred share purchase rights to certain purchasers. We will receive gross proceeds of $100,100,000 from the sale of our common stock before deducting offering expenses.

Our common stock is listed on the New York Stock Exchange under the symbol “PSD.” On October 31, 2003, the last sale price of the shares as reported on the New York Stock Exchange was $22.73 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company expects to deliver the shares to the purchasers on or about November 5, 2003.

October 31, 2003

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Puget Energy,” “we,” “our” and “us” refer to Puget Energy, Inc. and our subsidiaries.

-i-

Special note regarding forward-looking statements

This prospectus supplement, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these as forward-looking and provide meaningful cautionary language identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative of such terms or other comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events.

Any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially. Some important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include:

Risks relating to the regulated utility business (Puget Sound Energy, Inc.)

•	governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Utilities and Transportation Commission (Washington Commission), with respect to allowed rates of return, financings, industry and rate structures, transmission and generation business structures within Puget Sound Energy, acquisition and disposal of assets and facilities, operation and construction of electric generating facilities, distribution and transmission facilities, licensing of hydro operations, recovery of other capital investments, recovery of power and gas costs, and present or prospective wholesale and retail competition;

•	financial difficulties of other energy companies and related events, which may affect the regulatory and legislative process in unpredictable ways and also adversely affect the availability of and access to capital and credit markets;

•	default by counterparties in the wholesale natural gas and electricity markets that owe Puget Sound Energy money or energy;

•	deterioration of liquidity in the forward markets in which Puget Sound Energy transacts hedges to manage its energy portfolio risks which can limit Puget Sound Energy’s ability to enter into forward contracts and, therefore, its ability to manage its portfolio risks;

•	weather, which can have a potentially serious impact on Puget Sound Energy’s revenues and its ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies;

•	hydroelectric conditions, which can have a potentially serious impact on electric capacity and Puget Sound Energy’s ability to generate electricity;

•	the stability and liquidity of wholesale energy markets generally, including the requirements for Puget Sound Energy’ post collateral to support its energy portfolio transactions and the effect of price controls by FERC on the availability and price of wholesale energy purchases and sales in the western United States;

•	the effect of wholesale market structures (including, but not limited to, new market design such as RTO West and Standard Market Design);

•	the amount of collection, if any, of Puget Sound Energy’s receivable from the California Independent System Operator (CAISO) and the amount of refunds found to be due from Puget Sound Energy to the CAISO or others;

•	industrial, commercial and residential growth and demographic patterns in the service territories of Puget Sound Energy;

•	general economic conditions in the Pacific Northwest;

•	the loss of significant customers or changes in the business of significant customers, which may result in changes in demand for Puget Sound Energy’s services;

•	the ability to re-license FERC hydro projects at a cost effective level;

•	plant outages which can have an impact on Puget Sound Energy’s expenses and its ability to procure adequate supplies to replace the lost energy;

Risks relating to the non-regulated, utility service business (InfrastruX Group, Inc.)

•	the failure of InfrastruX to service its obligations under its credit agreement, in which case Puget Energy, as guarantor, may be required to satisfy these obligations, which could have a negative impact on Puget Energy’s liquidity and access to capital;

•	the inability to generate internal growth at InfrastruX, which could be affected by, among other factors, InfrastruX’s ability to expand the range of services offered to customers, attract new customers, increase the number of projects performed for existing customers, hire and retain employees and open additional facilities;

•	the inability of InfrastruX to integrate acquired companies with existing operations without substantial costs, delays or other operational or financial problems, which involves a number of special risks;

•	the effect of competition in the industry in which InfrastruX competes, including from competitors that may have greater resources than InfrastruX, which may enable them to develop expertise, experience and resources to provide services that are superior in both price and quality;

•	the extent to which existing electric power and gas companies or prospective customers will continue to outsource services in the future, which may be impacted by, among other things, regional and general economic conditions in the markets InfrastruX serves;

•	delinquencies associated with the financial conditions of InfrastruX’s customers;

•	the impact of any goodwill impairments on the results of operations of InfrastruX arising from its acquisitions, which could have a negative effect on the results of operations of Puget Energy;

•	the impact of adverse weather conditions that negatively affect operating results;

•	the ability to obtain adequate bonding coverage and the cost of such bonding;

Risks relating to both the regulated and non-regulated businesses

•	the impact of acts of terrorism or similar significant events, such as the attack on September 11, 2001;

•	the ability of Puget Energy, Puget Sound Energy, and InfrastruX to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt;

•	capital market conditions, including changes in the availability of capital or interest rate fluctuations;

•	changes in Puget Energy’s or Puget Sound Energy’s credit ratings, which may have an adverse impact on the availability and cost of capital for Puget Energy, Puget Sound Energy and InfrastruX;

•	legal and regulatory proceedings;

•	changes in, and compliance with, environmental and endangered species laws, regulations, decisions, and policies concerning the environment, natural resources, and fish and wildlife (including the Endangered Species Act );

•	employee workforce factors, including strikes, work stoppages, availability of qualified employees, or the loss of a key executive;

•	the ability to obtain and keep patent rights to generate revenue; and

•	the ability to obtain adequate insurance coverage and the cost of such insurance.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $100 million, after deducting estimated offering expenses payable by us. We intend to invest all of the net proceeds from this offering into Puget Sound Energy, of which $93.75 million will be used to fund the redemption of preferred stock and $6.25 million will be used for general corporate purposes by Puget Sound Energy.

Plan of Distribution

We are selling the shares of common stock offered under this prospectus supplement directly to certain investors in a privately-negotiated transaction in which no party is acting as an underwriter. On October 31, 2003, we entered into a stock purchase agreement with the investors to sell 4,550,000 shares of common stock at a price of $22.00 per share for gross proceeds of $100,100,000. We determined the per share price through negotiations with the investors. We expect to deliver the shares of common stock through the book entry facilities of the Depository Trust Company against payment of the aggregate purchase price for the shares purchased on November 5, 2003.

Each investor has agreed that for so long as it (together with its affiliates) beneficially owns 5% or more of our outstanding voting securities (including rights to acquire such securities), the investor shall not without our consent:

•	acquire beneficial ownership of any voting securities, to the extent that the acquisition would result in an increase in the investor’s (together with its affiliates’) percentage beneficial ownership of common stock to more than 9.9% of our outstanding voting securities;

•	make or participate, directly or indirectly, in any solicitation of proxies or any election contest with respect to the voting of any of our securities, or initiate or facilitate any shareholder proposal;

•	deposit any of our voting securities in a voting trust or subject any such securities to any other voting arrangement;

•	form, join or in any way become a member of any group for the purpose of acquiring, holding or disposing of voting securities;

•	act, directly or indirectly, alone or in concert with others, to seek control of our management, Board, policies or affairs, or to propose or seek to effect any business combination, restructuring, recapitalization or similar transaction involving us or any of our subsidiaries, or announce any intention or assist any other person to do the same;

•	act, directly or indirectly, alone or in concert with others, to nominate any person for election by the holders of common stock as a director who is not nominated by the then-incumbent directors, or propose any matter to be voted upon by our shareholders; or

•	aid and abet, encourage, render advice, make any recommendation or proposal to any person or otherwise participate, directly or indirectly, or otherwise induce any person to engage in any of the actions listed above.

Each investor has also agreed for so long as the investor holds our voting securities:

•	it will not sell, contract to sell or grant any option to purchase any shares of common stock, make any short sale of, or commit itself to dispose of our common stock at a time when the investor has no equivalent offsetting long position in our common stock; and

•	it will not sell or contract to sell more than 1% of the outstanding common stock to any single person or group of related persons, except for transactions effected in good faith on The New York Stock Exchange.

The restrictions described above will terminate with respect to each investor when the investor (together with its affiliates) beneficially owns less than 3% of our outstanding voting securities.

Legal matters

The validity of the common stock and certain matters relating thereto will be passed upon, on behalf of Puget Energy, Inc., by Perkins Coie LLP, Seattle, Washington.

PROSPECTUS

Puget Energy, Inc.

COMMON STOCK

Puget Energy, Inc. may offer shares of common stock from time to time with an aggregate public offering price of up to $230,975,000. The specific terms and amounts of the securities will be fully described in a prospectus supplement that will accompany this prospectus. Please read both the prospectus supplement and this prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “PSD.” On July 10, 2003 the last reported sales price of our common stock on the NYSE was $23.09 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time we offer common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our common stock, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these as forward-looking and provide meaningful cautionary language identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative of such terms or other comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events.

Any or all of our forward-looking statements in this prospectus and the documents incorporated by reference herein or therein, and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially. Some important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include:

Risks relating to the regulated utility business (Puget Sound Energy, Inc.)

•	governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Utilities and Transportation Commission (Washington Commission), with respect to allowed rates of return, financings, industry and rate structures, transmission and generation business structures within Puget Sound Energy, acquisition and disposal of assets and facilities, operation and construction of electric generating facilities, distribution and transmission facilities, recovery of other capital investments, recovery of power and gas costs and present or prospective wholesale and retail competition;

•	financial difficulties of other energy companies and related events, which may affect the regulatory and legislative process in unpredictable ways and also adversely affect the availability of and access to capital and credit markets;

•	default by counterparties in the wholesale natural gas and electricity markets that owe Puget Sound Energy money or energy;

•	deterioration of liquidity in the forward markets in which Puget Sound Energy transacts hedges to manage its energy portfolio risks which can limit Puget Sound Energy’s ability to enter into forward contracts and, therefore, its ability to manage its portfolio risks;

•	weather, which can have a potentially serious impact on Puget Sound Energy’s revenues and its ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies;

•	hydroelectric conditions, which can have a potentially serious impact on electric capacity and Puget Sound Energy’s ability to generate electricity;

•	the stability and liquidity of wholesale energy markets generally, including the requirements for Puget Sound Energy to post collateral to support its energy portfolio transactions and the effect of price controls by FERC on the availability and price of wholesale energy purchases and sales in the western United States;

•	the effect of wholesale market structures (including, but not limited to, new market design such as RTO West and Standard Market Design);

•	the amount of collection, if any, of Puget Sound Energy’s receivable from the California Independent System Operator (CAISO) and the amount of refunds found to be due from Puget Sound Energy to the CAISO or others;

•	industrial, commercial and residential growth and demographic patterns in the service territories of Puget Sound Energy;

•	general economic conditions in the Pacific Northwest;

•	the loss of significant customers or changes in the business of significant customers, which may result in changes in demand for Puget Sound Energy’s services;

•	plant outages which can have an impact on Puget Sound Energy’s expenses and its ability to procure adequate supplies to replace the lost energy;

Risks relating to the non-regulated, utility service business (InfrastruX Group, Inc.)

•	the failure of InfrastruX to service its obligations under its credit agreement, in which case Puget Energy, as guarantor, may be required to satisfy these obligations, which could have a negative impact on Puget Energy’s liquidity and access to capital;

•	the inability to generate internal growth at InfrastruX, which could be affected by, among other factors, InfrastruX’s ability to expand the range of services offered to customers, attract new customers, increase the number of projects performed for existing customers, hire and retain employees and open additional facilities;

•	the ability of InfrastruX to integrate acquired companies with existing operations without substantial costs, delays or other operational or financial problems, which involves a number of special risks;

•	the effect of competition in the industry in which InfrastruX competes, including from competitors that may have greater resources than InfrastruX, which may enable them to develop expertise, experience and resources to provide services that are superior in both price and quality;

•	the extent to which existing electric power and gas companies or prospective customers will continue to outsource services in the future, which may be impacted by, among other things, regional and general economic conditions in the markets InfrastruX serves;

•	delinquencies associated with the financial conditions of InfrastruX’s customers;

•	the impact of any goodwill impairments on the results of operations of InfrastruX arising from its acquisitions, which could have a negative effect on the results of operations of Puget Energy;

•	the impact of adverse weather conditions that negatively affect operating results;

Risks relating to both the regulated and non-regulated businesses

•	the impact of acts of terrorism or similar significant events, such as the attack on September 11, 2001;

•	the ability of Puget Energy, Puget Sound Energy and InfrastruX to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt;

•	capital market conditions, including changes in the availability of capital or interest rate fluctuations;

•	changes in Puget Energy’s or Puget Sound Energy’s credit ratings, which may have an adverse impact on the availability and cost of capital for Puget Energy, Puget Sound Energy and InfrastruX;

•	legal and regulatory proceedings;

•	changes in, and compliance with, environmental and endangered species laws, regulations, decisions, and policies;

•	employee workforce factors, including strikes, work stoppages, availability of qualified employees, or the loss of a key executive; and

•	the ability to obtain adequate insurance coverage and the cost of such insurance.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. These SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

The SEC allows us to “incorporate by reference” into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 1-16305)	Period/Date
• Annual Report on Form 10-K	Year ended December 31, 2002

• Quarterly Reports on Form 10-Q	Quarter ended March 31, 2003

• Current Reports on Form 8-K	Filed January 15, 2003
Filed February 13, 2003
Filed April 23, 2003

• Definitive Proxy Statement on Schedule 14A	Filed March 10, 2003, in connection with our 2003 annual meeting of shareholders

The documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Investor Relations

Puget Energy, Inc.

P.O. Box 97034

Bellevue, Washington 98009-9734

(425) 454-6363

PUGET ENERGY

Puget Energy, Inc. is an energy services holding company incorporated in the State of Washington. Subject to limited exceptions, we are exempt from regulation as a public utility holding company pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935. We do not own or operate any significant assets other than the stock of our direct subsidiaries, Puget Sound Energy, Inc. and InfrastruX Group, Inc. All of our operations are conducted through Puget Sound Energy and InfrastruX.

Our executive office is located at 10885 N.E. 4th Street, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington, 98009-9734. Our telephone number is (425) 454-6363.

Our utility business: Puget Sound Energy

Our principal subsidiary is Puget Sound Energy, a public utility engaged in the generation, transmission, distribution and sale of electric energy and the purchase, distribution, transportation and sale of natural gas. Puget Sound Energy is the largest electric and gas utility headquartered in Washington State, serving a territory covering approximately 6,000 square miles, principally in the Puget Sound region.

At March 31, 2003, Puget Sound Energy had approximately 963,700 electric customers, of which approximately 88.2% were residential customers, 11.1% were commercial customers and 0.7% were industrial, transportation and other customers. At March 31, 2003, Puget Sound Energy had approximately 628,600 gas customers, of which approximately 92.1% were residential customers, 7.5% were commercial customers and 0.4% were industrial and transportation customers.

Our nonregulated business: InfrastruX

Our nonregulated subsidiary, InfrastruX, is a holding company for businesses that provide gas and electric construction and maintenance services to the utility industry. Since its formation in 2000, InfrastruX has grown through the acquisition of 11 businesses located primarily in Texas and the mid-west and eastern United States. InfrastruX has relationships with a diverse group of major utilities.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of common stock offered hereby for general corporate purposes, including capital expenditures, investments in subsidiaries, working capital and the repayment of debt. We will describe any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement in the appropriate prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of June 30, 2003, there were 94,031,652 shares of common stock outstanding, held of record by approximately 46,500 shareholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Our restated articles of incorporation do not permit cumulative voting in the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding preferred stock. In the event of liquidation, dissolution or winding up of Puget Energy, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has authority to issue 50,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any further vote or action by our shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock. Accordingly, preferred stock could be issued with terms that could delay or prevent a change of control of Puget Energy or make removal of management more difficult. We have no shares of preferred stock outstanding as of the date of this prospectus.

Antitakeover Effects of Charter Documents and Washington Law

Provisions of our restated articles of incorporation, our bylaws and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders.

Preferred Stock

As noted above, our board of directors, without shareholder approval, has the authority under our restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election and Removal of Directors

Our board of directors is divided into three classes, each class having a three-year term that expires on a year different from the other classes. At each annual meeting of shareholders, the successors to the class of directors whose terms are expiring are elected to serve for three-year terms. This classification of the board of directors has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the directors. In addition, our directors may be removed only for cause. Because this system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of Puget Energy and may maintain the incumbency of our board of directors.

Shareholder Meetings

Our articles of incorporation provide that shareholders may not call a special meeting of the shareholders. Our board of directors, the chairman of the board, the chief executive officer and the president each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Washington Law

Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. The Washington Business Corporation Act generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of the acquisition. Such prohibited transactions include, among other things,

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of Puget Energy.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

Shareholder Rights Plan

We have a shareholders rights plan pursuant to which holders of our common stock have been granted one preferred share purchase right on each outstanding share of common stock. The preferred share purchase rights are not currently exercisable and will become exercisable only upon the earlier of

•	the close of business on the tenth business day after a public announcement that a person has acquired beneficial ownership of 10% or more of our outstanding shares of common stock and

•	a date that our board of directors designates following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding shares of common stock which could result in the offeror becoming the beneficial owner of 10% or more of our outstanding shares of common stock.

Each preferred share purchase right entitles its registered holder to purchase from us one one-hundredth of a share of our Series R Participating Cumulative Preferred Stock, at a price of $65 per one one-hundredth of a preferred share, subject to certain antidilution adjustments.

If a person acquires beneficial ownership of 10% or more of our outstanding shares of common stock, the preferred share purchase rights will entitle each right holder, other than a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, to purchase, for the purchase price, the number of shares of our common stock which at the time of the transaction would have a market value of twice the purchase price.

Any preferred share purchase rights that are at any time beneficially owned by a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, will be null and void and nontransferable. Furthermore, any holder of any preferred share purchase rights who beneficially owns 10% or more than 10% of our shares of common stock, any affiliate or associate of that person, or any purported transferee or subsequent holder will be unable to exercise or transfer such person’s preferred share purchase rights.

After a person becomes the beneficial owner of 10% or more of our outstanding shares of common stock, our board of directors may elect to exchange each preferred share purchase right, other than those that have become null and void and nontransferable as described above, for shares of common stock, without payment of the purchase price. The exchange rate in this situation would be one-half the number of shares of common stock that would otherwise be issuable at that time upon the exercise of one preferred share purchase right.

Each of the following events would entitle each holder of a preferred share purchase right to purchase, for the purchase price, that number of shares of common stock of another publicly traded corporation which at the time of the event would have a market value of twice the purchase price:

•	the acquisition of Puget Energy in a merger by that publicly traded corporation;

•	a business combination between Puget Energy and that publicly traded corporation; or

•	the sale, lease, exchange or transfer of 50% or more of our assets or assets accounting for 50% or more of our net income or revenues, in one or more transactions, to that publicly traded corporation.

If any one of these events involved an entity that is not publicly traded, each holder of a preferred share purchase right would be entitled to purchase, for the purchase price and at such holder’s option:

•	that number of shares of the surviving corporation in the transaction, whether the surviving corporation is Puget Energy or the other corporation, which at the time of the transaction would have a book value of twice the purchase price;

•	that number of shares of the ultimate parent entity of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price; or

•	that number of shares of common stock of the acquiring entity’s affiliate that has publicly traded shares of common stock, if any, which at the time of the transaction would have a market value of twice the purchase price.

At any time prior to any person acquiring beneficial ownership of 10% or more of our outstanding shares of common stock, our board of directors may redeem the preferred share purchase rights in whole, but not in part. The redemption price of $.01 per preferred share purchase right, subject to adjustment in certain circumstances, may be in cash, shares of common stock or other Puget Energy securities deemed by our board of directors to be at least equivalent in value.

Because of the nature of the preferred shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a preferred share issuable upon exercise of each preferred share purchase right should approximate the value of one common share. Customary antidilution provisions are designed to protect that relationship in the event of certain changes in the common and preferred shares.

The preferred share purchase rights have certain antitakeover effects and will cause substantial dilution to a person that attempts to acquire Puget Energy on terms not approved by our board of directors. The preferred share purchase rights should not affect any prospective offeror willing to make an all-cash offer at a full and fair price, or willing to negotiate with our board of directors. Similarly, the preferred share purchase rights will not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, redeem all, but not less than all, of the then outstanding preferred share purchase rights at the redemption price. The shareholder rights plan and the rights expire in December 2010.

PLAN OF DISTRIBUTION

We may sell our common stock

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.

The prospectus supplement with respect to an offering will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the common stock and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to an agent;

•	any delayed delivery arrangements; and

•	any securities exchange on which the common stock may be listed.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered shares if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares sold for their account may be reclaimed by the syndicate if the offered shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

We have engaged Cantor Fitzgerald & Co. to act as underwriter for offerings from time to time of up to 3,500,000 shares of our common stock in one or more placements in a Controlled Equity Offering “CEOSM”. Cantor will act as sales agent and/or principal with respect to these sales pursuant to the terms of a Sales Agreement between Cantor and Puget Energy dated July 10, 2003, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. In a CEOSM, if we reach agreement with Cantor on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, Cantor would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. As a part of a CEOSM, Cantor could make sales in privately negotiated transactions, at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act and/or any other method permitted by law.

We have also engaged Banc One Capital Markets, Inc. (BOCM) to act as underwriter for offerings from time to time of up to an additional 3,500,000 shares of our common stock in one or more placements. BOCM will act as sales agent and/or principal with respect to these sales pursuant to the terms of a Distribution Agreement between BOCM and Puget Energy dated July 10, 2003. When acting as agent, BOCM will use commercially reasonable efforts to sell the shares pursuant to the terms agreed to with us, including the number of shares to be offered in the placement and any minimum price below which sales may not be made. BOCM, in its capacity as agent or principal, could arrange for or make sales in privately negotiated transactions, at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act and/or any other method permitted by law.

At the market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. Accordingly, we may not sell more than approximately $203,100,000 of our common stock in “at the market” offerings pursuant to this prospectus.

If dealers are utilized in the sale of our common stock, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

We may sell our common stock directly or through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

We may sell our common stock directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, dealers and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 6 of our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article II of our restated articles of incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Energy and our shareholders.

Officers and directors of Puget Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which are filed as exhibits to the registration statement of which this prospectus is a part, contain provisions whereby the underwriters agree to indemnify Puget Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock will be passed on for Puget Energy by Perkins Coie LLP, Seattle, Washington. Certain legal matters with respect to the common stock will be passed on by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to Puget Energy’s Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

4,550,000 shares

[LOGO OF PUGENT ENERGY]

Common stock

Prospectus supplement

October 31, 2003